IDENTIVE GROUP ANNOUNCES THIRD QUARTER 2011 RESULTS Broad demand for identity management solutions drives 30% growth

SANTA ANA, Calif. and ISMANING, Germany, October 31, 2011 – Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV), a provider of products, services and solutions for the security, identification and RFID industries, today announced results for the fiscal third quarter (Q3) ended September 30, 2011.

Revenue in Q3 2011 was $26.8 million, up 30% from $20.5 million in Q3 2010 and up 4% from $25.6 million in the second quarter (Q2) of 2011. Sales in Q3 were driven by broad demand for identity management solutions for consumer and citizen ID applications globally as well as ongoing implementations of physical and IT access control systems for corporate and government facilities, offset by continued implementation delays with some U.S. government projects. Q3 2011 sales reflected 15% organic growth year over year net of the effect of acquisitions.

“Our Q3 performance reflects continued strong momentum for Identive technology and solutions. Year-on-year quarterly growth of 30% was fueled by higher demand across nearly all parts of our business, underscoring the critical role of identity management in enabling applications from network access to mobile payments. Gross margin also improved throughout the business,” said Ayman S. Ashour, chairman and chief executive officer of Identive Group. “It is particularly important that we have been able to deliver strong performance at a time when our Enterprise Security sales were again affected by continued deferrals of projects and spending in the federal government sector, coming in below last year’s levels and our own expectations. A stronger focus on commercial markets and professional services helped to offset some of the decrease. We also followed through on our plans to accelerate investment in R&D to develop our NFC and idOnDemand offerings and to expand our cashless payment solutions, which we believe provide underlying value and fundamental growth opportunities for Identive.”

Sales highlights in Q3 2011 included:

·	36% growth in the Company’s ID Infrastructure division, driven by sales of eHealth terminals for the German electronic healthcard program and smart card readers for a

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variety of citizen ID, employee ID and corporate projects in Europe, Japan and other parts of Asia.

·	34% growth in the Company’s Multicard Integrated ID Solutions business unit, reflecting demand for identity management solutions from a wide array of regions and markets, including one-card campus ID systems in Europe and government worker ID and cashless payment programs in Australia.

·	Strong sales of integrated identity management, payment and loyalty solutions for the Swiss and German education and healthcare markets from Identive’s most recent acquisition, polyright.

·	$1.4 million of revenue related to continued fulfillment of secure readers for the German national ID program. To date, the Company has recognized $12.1 million in revenue from sales of card readers for the program. Fulfillment of existing orders is expected to be completed by the end of the year.

Additional business highlights in Q3 2011 included:

·	The acquisition of polyright, which provides identity management solutions for the Swiss education and healthcare markets. Polyright’s core competence is the development, installation and life cycle management of single-credential, multi-function identity management and cashless payment solutions integrated with systems such as enterprise resource planning and access control.

·	Identive’s selection by a leading mobile handset manufacturer to design and supply more than three million NFC tags in the third and fourth quarters of the current year. The tags will be included in-box with each purchase of an NFC-enabled smart phone to enhance consumers’ day-to-day mobile experience with a variety of NFC applications.

·	A 66% increase in R&D spending over the previous quarter, reflecting accelerated development of Software as a Service (SaaS) offerings in the idOnDemand business unit, additional investment in the NFC solutions area, and the effect of strong R&D investment in polyright‘s cashless payment and point of sale (POS) solutions.

·	The launch of several new RFID inlays and tags, including a newly expanded TOM™ (TagOnMetal) product line that combines various shielding elements and tag surfaces for use with emerging NFC applications and the “Quadro” UHF (ultra high frequency) RFID inlay, which offers three-dimensional readability for industrial and logistics applications.

“The ongoing proliferation of NFC-enabled mobile phones and the increasing adoption of cloud-based service models such as idOnDemand’s are clear industry trends, and our investments aim to ensure that Identive is positioned to capitalize on the opportunities they will generate. In addition we remain highly focused on achieving performance improvement in our base activity, which is providing solid growth even at these times of economic uncertainty,” said Mr. Ashour.

The following results are reported in U.S. GAAP, except as noted. Identive uses certain non-GAAP measures as a way to compare the underlying performance of our business from period to period, and a discussion of non-GAAP measures and reconciliation to the applicable GAAP measures is included below.

On a GAAP basis, Identive recorded net loss of $(3.7) million, or $(0.06) per share in Q3 2011. This compares to net loss of $(2.0) million, or $(0.05) per share in Q3 2010 and net loss of $(1.6) million, or $(0.03) per share in Q2 2011. Non-GAAP adjusted EBITDA (EBITDA before stock-based compensation, adjustments to earnout estimates, acquisition, transition and integration costs) was $(0.3) million in Q3 2011, compared with $(0.02) million in Q3 2010 and $(0.3) million in Q2 2011.

GAAP net loss in Q3 2011 included non-cash charges of $0.5 million of unrealized foreign currency losses, $0.4 million associated with adjustments to the present value of the earnout estimate related to idOnDemand, and $1.2 million of amortization expense related to acquisitions.

GAAP gross profit margin was 44% in Q3 2011, compared with 44% in Q3 2010 and 40% in Q2 2011. Non-GAAP gross profit margin (excluding amortization and depreciation, overhead allocations, transition and acquisition costs and stock-based compensation) was 48% in Q3 2011, compared with 48% in Q3 2010 and 44% in Q2 2011. Margins in Q3 primarily were impacted by favorable product mix across the majority of the Company’s business.

Cash and cash equivalents at September 30, 2011 were $17.7 million, compared with $20.6 million at June 30, 2011, primarily reflecting $2.8 net cash paid for the polyright acquisition and $0.7 million for paydown of outstanding debts during the quarter.

Conference Call and Webcast Information

Identive Group will host a conference call and webcast today at 11:00 AM Eastern Time, which can be accessed by dialing 866.700.7477 (toll free within the U.S.) or +1 617.213.8840 (for international callers) and using pass code 55067512. A webcast of the call that includes presentation slides can be accessed by visiting the investor relations section of the Company’s website at www.identive-group.com, and by clicking on “Presentations, Reports & Webcasts,” where it also will be archived for thirty days for those unable to listen to the live webcast. An audio replay of the call also will be available for one week and can be accessed by dialing 888.286.8010 (toll free within the U.S.) or +1 617.801.6888 (for international callers) and using pass code 26510070.

About Identive Group

Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV) is focused on building the world’s signature company in Secure ID. The company’s products, software, systems and services address the markets for identity management, physical and logical access control, NFC and a host of RFID-enabled applications for customers in the government, enterprise, consumer, education, healthcare and transportation sectors. Identive’s mission is to build a lasting business of scale and technology based on a combination of strong technology-driven organic growth and disciplined acquisitive expansion. For additional info visit: www.identive-group.com.

Use of Non-GAAP Financial Information

In evaluating our business, our adjusted EBITDA and non-GAAP gross profit margin differ from GAAP net income (loss) and GAAP gross profit margin due to the exclusion of certain items detailed in the reconciliation table within this press release. Our management uses each of these non-GAAP measures internally and believes that they provide investors with a meaningful way to evaluate the Company’s operating performance. However, we caution investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

Note Regarding Forward Looking Information:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” “intends,” “expects,” and similar references to the future. Examples of such statements include, without limitation, statements we make about our expectations regarding increased demand for our identity management solutions, our ability to identify and capitalize on trends in identity management markets, our ability to achieve results from increased investment in R & D, and our expectations for future growth and profitability. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to grow our company based on a strategy of providing products, components and services for the identity management solutions; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; whether the markets in which we participate or target may grow, converge or standardize at anticipated rates or at all, including the identity management markets that we are targeting; and our ability to successfully compete in the markets in which we participate or target. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

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All trade names are trademarks or registered trademarks of their respective holders.

Contacts:
Darby Dye	Annika Oelsner
+1 949 553-4251	+41 49 89 9595 5220
ddye@identive-group.com	aoelsner@identive-group.com

– FINANCIALS FOLLOW –

	IDENTIVE GROUP, INC.
Condensed Consolidated Statements of Operations
	(In thousands, except per share data)
	(unaudited)(A)
	Three Months Ended			Nine Months Ended

	September 30,	June 30,	September 30,	September 30,	September 30,
	2011	2011	2010 (B)	2011	2010 (B)

Net revenue	$ 26,752	$ 25,612	$ 20,511	$ 74,784	$ 57,035
Cost of revenue	14,922	15,398	11,563	43,360	31,506
Gross profit	11,830	10,214	8,948	31,424	25,529
Operating expenses:
Research and development	2,286	1,379	1,035	4,823	3,513
Selling and marketing	6,198	6,225	4,823	17,432	14,877
General and administrative	6,372	5,584	5,341	17,212	16,201
Restructuring and other charges	---	---	---	---	337
Total operating expenses	14,856	13,188	11,199	39,467	34,928
Loss from operations	(3,026)	(2,974)	(2,251)	(8,043)	(9,399)
Other income	25	---	---	255	---
Interest expense, net	(242)	(272)	(208)	(805)	(654)
Foreign currency (losses) gains, net	(622)	25	388	(398)	(174)
Loss from continuing operations
before income taxes and
noncontrolling interest	(3,865)	(3,221)	(2,071)	(8.991)	(10,227)
(Provision) benefit for income taxes	(54)	1,582	(39)	1,550	866
Loss from continuing operations	(3,919)	(1,639)	(2,110)	(7,441)	(9,361)
Income (loss) from discontinued
operations, net of income taxes	---	---	(24)	---	69

Consolidated net loss	(3,919)	(1,639)	(2,134)	(7,441)	(9,292)
Less: net loss attributable to
noncontrolling interest	233	82	109	336	526
Net loss attributable to Identive
Group, Inc.	(3,686)	(1,557)	(2,025)	(7,105)	(8,766)
Basic and diluted loss per share
attributable to Identive Group, Inc.:
Loss from continuing operations	$(0.06)	$(0.03)	$(0.05)	$(0.14)	$(0.21)
Loss from discontinued
operations	$0.00	$0.00	$0.00	$0.00	$0.00
Net loss	$(0.06)	$(0.03)	$(0.05)	$(0.14)	$(0.21)
Weighted average shares used to
compute basic and diluted loss	57,579	52,001	43,279	52,478	41,901
per share

(A)	Results for the three and nine months ended September 30, 2011 include the operating results of acquired companies since their respective dates of acquisition. Results of other periods presented in the table above may not fully include the operating results of these business units; as a result, the amounts in the table are not comparable.

(B)	As disclosed in Note 20 to the Consolidated Financial Statements in its 2010 Annual Report on Form 10-K, the Company determined that an error occurred in the recognition of revenue related to the sale of readers for the German national ID program as reported in the third quarter of 2010 and these sales subsequently were recognized in the 2010 fourth quarter. As a result, revenue, gross margin, operating performance and net loss for the third quarter of 2010 were restated and are reflected in the table above.

IDENTIVE GROUP, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2011	2010

ASSETS	(unaudited)	(C)
Current assets:
Cash and cash equivalents	$ 17,720	$ 10,799
Accounts receivable, net of allowances	14,765	15,231
Inventories	10,067	10,584
Income taxes receivable	166	126
Other current assets	3,160	2,088
Total current assets	45,878	38,828

Property and equipment, net	5,406	5,373
Goodwill	58,996	47,126
Intangible assets, net	37,477	33,865
Other assets	476	793
Total assets	$ 148,233	$ 125,985
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 10,425	$ 12,833
Mortgage loan payable to bank and bank line of credit	57	630
Debt note	829	1,040
Liability to related party	1,066	1,058
Accrued compensation and related benefits	4,104	3,694
Deferred revenue	2,907	1,244
Other accrued expenses and liabilities	6,913	8,980
Income taxes payable	181	44
Total current liabilities	26,482	29,523
Long-term earn-out liability	5,397	0
Long-term liability to related party	7,390	7,615
Long-term mortgage loan payable to bank	811	840
Deferred tax liability	6,234	6,795
Long-term debt note	632	950
Long-term income taxes payable	690	458
Total liabilities	47,636	46,181
Total equity	100,597	79,804
Total liabilities and stockholders’ equity	$ 148,233	$ 125,985

(C)	The condensed consolidated balance sheet has been derived from the audited consolidated financial statements at December 31, 2010 but does not include all the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

IDENTIVE GROUP, INC.
Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands)
(unaudited)

		Three Months Ended		Nine Months Ended

	September 30,	June 30,	September 30,	September 30, September 30,
	2011	2011	2010 (D)	2011	2010 (D)

Reconciliation of GAAP gross profit margin
to non-GAAP gross profit margin
GAAP cost of revenue	$14,922	$15,398	$11,563	$43,360	$31,506
Overhead allocation	(719)	(434)	(493)	(1,661)	(1,420)
Amortization and depreciation	(640)	(498)	(384)	(1,459)	(1,249)
Transition and integration costs	232	(158)	---	(108)	---
Stock-based compensation	(17)	(7)	(3)	(28)	(14)
Total reconciling items included in GAAP cost
of revenue	(1,144)	(1,097)	(880)	(3,256)	(2,683)
Non-GAAP cost of revenue	$13,778	$14,301	$10,683	$40,104	$28,823
Non-GAAP gross profit margin	48%	44%	48%	46%	49%
Reconciliation of GAAP operating
expenses to overhead costs
GAAP operating expenses	$14,856	$13,188	$11,199	$39,467	$34,928
Overhead allocation	719	434	493	1,661	1,420
Amortization and depreciation	(951)	(815)	(756)	(2,554)	(2,226)
Stock-based compensation	(175)	(220)	(565)	(611)	(1,003)
Adjustment to earnout estimate	(446)	----	---	(446)	---
Acquisition costs	(89)	(334)	(253)	(577)	(1,318)
Transition and integration costs	(633)	(669)	(274)	(1,341)	(1,803)
Total reconciling items included in GAAP
operating expenses	(1,575)	(1,604)	(1,355)	(3,868)	(4,930)
Overhead costs	$13,281	$11,584	$9,844	$35,599	$29,998
Reconciliation of GAAP net loss to
adjusted EBITDA gain (loss)
Net loss attributable to Identive Group, Inc.	(3,686)	(1,557)	(2,025)	(7,105)	(8,766)
(Benefit) Provision for income taxes	54	(1,582)	39	(1,550)	(866)
(Gain) Loss from discontinued operations, net
of income taxes	---	---	24	---	(69)
Net loss attributable to noncontrolling interest	(233)	(82)	(109)	(336)	(526)
Interest expense (income), net	242	272	208	805	654
Foreign currency losses (gains), net	622	(25)	(388)	398	174
Other income	(25)	0	---	(255)	---
Amortization and depreciation	1,591	1,313	1,140	4,013	3,475
Stock-based compensation	192	227	568	639	1,017
Adjustment to earnout estimate	446	----	---	446	---
Acquisition costs	89	334	253	577	1,318
Transition and integration costs	401	827	274	1,449	1,803
Total reconciling items included in GAAP net
loss	3,379	1,284	2,009	6,186	6,980
Adjusted EBITDA loss	$(307)	$(273)	$ (16)	$ (919)	$(1,786)

IDENTIVE GROUP, INC.
Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended

	September 30,	June 30,	September 30,	September 30,	September 30,
	2011	2011	2010 (D)	2011	2010 (D)

Reconciliation of GAAP net loss to non-
GAAP net income (loss) before
amortization
Net loss attributable to Identive Group, Inc.	$ (3,686)	$ (1,557)	(2,025)	$ (7,105)	$ (8,766)
Reconciling items included in GAAP net
loss:
Amortization expense	1,196	949	894	2,932	2,689
Total reconciling items included in
GAAP net loss	1,196	949	894	2,932	2,689
Net income (loss) attributable to Identive
Group, Inc., before amortization	$ (2,490)	$ (608)	$ (1,131)	$ (4,173)	$(6,077)

Weighted average shares used to compute
basic and diluted loss per share	57,579	52,001	43,279	52,478	41,901

Basic and diluted net loss per share
attributable to Identive Group, Inc.:
Net loss per share before amortization	$ (0.04)	$ (0.01)	$ (0.03)	$ (0.08)	$(0.15)

(D)	As disclosed in Note 20 to the Consolidated Financial Statements in its 2010 Annual Report on Form 10-K, the Company determined that an error occurred in the recognition of revenue related to the sale of readers for the German national ID program as reported in the third quarter of 2010 and these sales subsequently were recognized in the 2010 fourth quarter. As a result, revenue, gross margin, operating performance and net loss for the third quarter of 2010 were restated and are reflected in the table above.